Exhibit 5.1

By email Dogness (International) Corporation Tongsha Industrial Estate, East District Dongguan, Guangdong 523217 People’s Republic of China	Campbells Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +1 345 914 5845 T +1 345 949 2648 E dmagee@campbellslegal.com campbellslegal.com
Our Ref: DPM/17011-28996 Your Ref:
CAYMAN | BVI | HONG KONG

19 January 2021

Dear Sirs

Dogness (International) Corporation (the “Company”)

We are British Virgin Islands counsel to the Company in connection with the registration and offering of an aggregate of (a) 3,455,130 Class A common shares (“Common Shares”) pursuant to a Securities Purchase Agreement, dated 15 January 2021 (the “Purchase Agreement”), (b) warrants to purchase up to an aggregate of 2,003,975 Common Shares, consisting of (i) 1,727,565 Class A investor warrants (“Buyer Warrants”) and (ii) 276,410 placement agent warrants (“Placement Agent Warrants” and together with the Buyer Warrants, the “Warrants”) pursuant to a placement agent agreement with FT Global Capital, Inc. dated 15 January 2021 (the “Placement Agent Agreement”) and (c) the Common Shares underlying the Warrants (initially up to 2,003,975 Common Shares), as well as a Registration Statement on Form F-3 (file number 333-229505) (“Registration Statement”) that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on 13 February 2019, the statutory prospectus included in the Registration Statement (the “Prospectus”), and the prospectus supplement dated 19 January 2021 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

i.	Class A common shares with a par value of $0.002 per share (the “Common Shares”);

ii.	senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Senior Indenture”);

iii.	subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities, the “Debt Securities”);

iv.	warrants to purchase Common Shares, Debt Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as Warrant agent, and such warrants may be issued independently or together with Common Shares, Debt Securities, or any combination thereof, and the Warrants may be attached to or separate from such securities;

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be US$7,428,529.50.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1.	With respect to any Common Shares issued under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by the Company by all necessary corporate action; (iii) the issuance of such Common Shares at such time does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such issuance is in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares, then upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable.

2.	With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Senior or Subordinated Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Senior or Subordinated Indenture and any applicable supplemental indenture, or the applicable documentation; and (vi) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 1, 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares, Debt Securities and Warrants while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Campbells

Campbells

Schedule 1

List of Documents and Records Examined

1)	Copies of the Certificate of Incorporation (“COI”) and Memorandum and Articles of Association (“M&A”) of the Company obtained from the Registry of Corporate Affairs on 15 January 2021;

2)	Copies of the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 15 January 2021;

3)	A copy of the Company’s registered agent’s certificate, provided by the Company’s registered agent on 18 November 2020;

4)	A copy of the unanimous written consent of the board of directors of the Company dated 14 January 2021 approving and authorising the registration of the Securities to be effected by the filing of the Registration Statement;

5)	A copy of the certificate of Good Standing dated 15 January 2021 in respect of the Company issued by the Registrar of Corporate Affairs (the “Certificate of Good Standing”);

(1 – 5 above are the “Corporate Documents”) and

6)	a copy of the Registration Statement.

The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the “Documents”.

Schedule 2

Assumptions

1	The Company will duly execute and deliver the Documents in the form of the drafts provided to us for review.

2	The Company was on the date of this opinion able to pay its debts as they fall due, and issuing the securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

3	All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

4	All matters required by law to be recorded in the Corporate Documents are so recorded, and that all corporate certificates, documents and records which we have reviewed are accurate and complete, and that all facts expressed in or implied thereby are accurate and complete as at the date of this opinion.

5	The directors and shareholders of each Company have not taken any steps to appoint a liquidator of and no receiver has been appointed over any of the Companies’ property or assets.

6	Save for the Documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents.

7.	At the time of the issuance of the Securities, the Company will validly exist and be in good standing, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the M&A, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it.

8.	Appropriate action will be taken prior to the offer and sale of the Common Shares, the Debt Securities and the Warrants to register and qualify such Securities under all applicable state securities “blue sky” laws.

9.	In the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon such conversion, exchange, redemption, repurchase or exercise.

Schedule 3

Qualifications

1	Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a)	failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(b)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and

(c)	although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

2	We express no opinion in relation to provisions making reference to foreign statues in the Documents.

3	To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs